File No. 333-162692

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NewAlliance Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

52-2407114
(I.R.S. Employer Identification Number)

195 Church Street, New Haven Connecticut 06510         (203) 787-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, Delaware 19801  (302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not  Applicable
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ⁫

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ⁫

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁫

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁫

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ⁫

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☑	Accelerated filer ⁫
Non-accelerated filer ⁫	Smaller reporting company ⁫

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No.1 (the “Post-Effective Amendment”), relates to the Registration Statement on Form S-3 ASR (the “Registration Statement”), File No. 333-162692, of NewAlliance Bancshares, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on October 27, 2009. This Post-Effective Amendment is being filed to deregister securities previously registered by the Company pursuant to the Registration Statement. Pursuant to the Registration Statement, an unspecified aggregate number of a variety of securities were registered for issuance at an unspecified price.

Item 16.	Exhibits.

24.1	Power of Attorney incorporated herein by reference to Exhibit 24.1 of Registrant's Registration Statement on Form S-3 filed on October 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

NewAlliance Bancshares, Inc.

By: /s/ Peyton R. Patterson	April 15, 2011

Peyton R. Patterson
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peyton R. Patterson
Peyton R. Patterson	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	April 15, 2011

/s/ Glenn I. MacInnes
Glenn I. MacInnes	Executive Vice President and Chief Financial Officer (principal financial officer)	April 15, 2011

/s/ Mark F. Doyle
Mark F. Doyle	Senior Vice President and Chief Accounting Officer (principal accounting officer)	April 15, 2011

/s/ Douglas K. Anderson*
Douglas K. Anderson	Director	April 15, 2011

/s/ Roxanne J. Coady*
Roxanne J. Coady	Director	April 15, 2011

/s/ Sheila B. Flanagan*
Sheila B. Flanagan	Director	April 15, 2011

/s/ Carlton L. Highsmith*
Carlton L. Highsmith	Director	April 15, 2011

/s/ Robert J. Lyons, Jr.*
Robert J. Lyons, Jr.	Director	April 15, 2011

/s/ Eric A. Marziali*
Eric A. Marziali	Director	April 15, 2011

/s/ Julia M. McNamara*
Julia M. McNamara	Director	April 15, 2011

/s/ Gerald B. Rosenberg*
Gerald B. Rosenberg	Director	April 15, 2011

/s/ Joseph H. Rossi*
Joseph H. Rossi	Director	April 15, 2011

/s/ Nathaniel D. Woodson*
Nathaniel D. Woodson	Director	April 15, 2011

/s/ Joseph A. Zaccagnino*
Joseph A. Zaccagnino	Director	April 15, 2011

*By: Mark F. Doyle, Attorney-in-Fact

/s/ Mark F. Doyle
Mark F. Doyle